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                                                                   EXHIBIT 10.11

                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                               CETALON CORPORATION

                                       AND

                       THE INVESTORS LISTED ON SCHEDULE 1

         THIS SECURITIES PURCHASE AGREEMENT is dated as of September 11, 2001 (this "Agreement"), between the Investors listed on Schedule 1 (individually, an "Investor" and, collectively, the "Investors") and Cetalon Corporation, a Nevada corporation (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to Investors from time to time, and Investors shall purchase, up to $3,000,000 of shares of Common Stock (as defined below). Unless otherwise specified herein, all references herein to dollars or $ shall be to U.S. dollars (US$).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         "Business Day" shall mean any day (other than a day that is a Saturday, Sunday, or legal holiday in any of the State of California, the United Kingdom, or Hong Kong) on which banks are open for business in each of Los Angeles, California, the United Kingdom, and Hong Kong.

         "Capital Shares" means the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         "Capital Shares Equivalents" means any securities, rights, or obligations that are directly or indirectly convertible into or exchangeable for or give any right to subscribe for or otherwise receive Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares.

         "Common Stock" means the Company's common stock, par value $.0001 per share, or such securities into which such stock shall hereafter be reclassified.

         "Discount Rate" means 90% on any Put Date (as defined in Section 2.2) in respect of a single Investment Amount of $250,000 in a Put Notice, or 87.5% on any Put Date in respect of a single Investment Amount in excess of $250,000 in a Put Notice, in either case subject to a "Minimum Purchase Price Per Put Share" (as that term is defined hereinbelow).

         "Effective Date" means September 11, 2001.


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         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Investment Amount" means the dollar amount to be invested by the Investors to purchase Put Shares as specified in a Put Notice.

         "Irrevocable Commitment Period" means the period commencing on the Effective Date and expiring on the earlier to occur of (x) the date on which the Investors shall have paid an aggregate of $3,000,000 in Investment Amounts for Put Shares pursuant to this Agreement or (y) the date occurring one year from the Effective Date.

         "Market Price" on any date means the average of the ten VWAP's during the Valuation Period relating to such date, subject to equitable adjustment in the event of any Valuation Event that occurs between the date of the applicable Put Notice and the Closing Date pertaining thereto, the scope and nature of which equitable adjustment shall be determined in the sole and absolute discretion of the Company.

         "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or impair the ability of the Company to enter into or timely perform any of its obligations under this Agreement.

         "Minimum Purchase Price Per Put Share" means the price as specified in a Put Notice below which the Company would not be obligated to issue Shares and the Investor would not be obligated to purchase Shares under such Put Notice, which Minimum Purchase Price Per Put Share shall not be lower than $3.27 unless otherwise agreed upon in writing by the Company and the Investors, which Minimum Purchase Price Per Put Share shall be subject to equitable adjustment in the event of a Valuation Event that occurs between the date of the applicable Put Notice and the Closing Date pertaining thereto, the scope and nature of which equitable adjustment shall be determined in the sole and absolute discretion of the Company.

         "Outstanding" when used with reference to shares of Common Stock or Capital Shares, means, at any date as of which the number of such Capital Shares is to be determined, all issued and outstanding shares of Common Stock or Capital Shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, that "Outstanding" shall not mean any shares of Common Stock or Capital Shares directly or indirectly owned or held by or for the account of the Company.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Principal Market" means whichever of the OTC Bulletin Board, Nasdaq National Market, Nasdaq SmallCap Market, American Stock Exchange, or New York Stock Exchange that is then the principal trading exchange, market, or quotation system for the Common Stock.


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         "Purchase Price" means the product of (i) the applicable Discount Rate and (ii) the Market Price during the Valuation Period for a Put; provided, however, that the Purchase Price shall be not less than the Minimum Purchase Price Per Put Share, subject to equitable adjustment in the event of any Valuation Event that occurs between the date of the applicable Put Notice and the Closing Date pertaining thereto, the scope and nature of which equitable adjustment shall be determined in the sole and absolute discretion of the Company.

         "Put" means the exercise by the Company of its right to require the Investors to purchase Put Shares pursuant to the terms and conditions of this Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Principal Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed or quoted for trading on a Principal Market, a day on which the Common Stock is traded in the over - the - counter market, as reported by Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean a Business Day.

         "Valuation Event" means an action by the Company during the Irrevocable Commitment Period to:

                           (a) subdivide or combine the Common Stock; or

                           (b) pay a dividend on its Capital Shares or make any
other distribution of its Capital Shares.

         "Valuation Period" means the period of ten consecutive Trading Days concluding on the Put Date.

         "VWAP" means the daily volume - weighted average price (as reported by Bloomberg Financial using AQR function) of the Common Stock on the Principal Market on the date in question, or, if there is no such price on such date, then the closing bid price on the date nearest preceding such date.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1       Investments.

                           (a) Puts. Upon the terms and conditions set forth
herein, the Company has the right, but not the obligation, to make a Put, which may be made by the physical or facsimile delivery of a duly completed written notice to the Investors in the form attached hereto as Exhibit A (each, a "Put Notice"), specifying therein the Investment Amount that the Company


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intends to sell to the Investors, the Purchase Price thereof, the Valuation
Period applicable thereto, and the account of the Company into which the Investment Amount for such Put is to be paid. The number of shares of Common Stock that the Investors shall receive pursuant to a Put ("Put Shares") shall be determined by dividing the Investment Amount (as may be adjusted pursuant to the terms hereof) specified in the Put Notice by the Purchase Price for the Valuation Period for such Put.

                                    The Investors shall "Close" a Put
transaction in the manner and on the schedule set forth in Sections 2.3 and 6.1, below.

                           (b)      Limitations on Puts.

                                    (i) The maximum aggregate Investment Amount
for all Puts is $3,000,000.

                                    (ii) The Investment Amount for each Put
shall be $250,000; provided, however, that the single Investment Amount for any Put may be in excess thereof upon the Company's request in a Put Notice therefor; provided, further, that any requested single Investment Amount in excess of $250,000 in a Put Notice shall be permissive for the Investors but that $250,000 of each single Investment Amount in a Put Notice shall be mandatory.

                                    (iii) There may not occur in excess of 12
Closings hereunder.

         Section 2.2       Mechanics.

                           (a) Put Notice. Subject to the conditions and
limitations herein, at any time during the Irrevocable Commitment Period, the Company has the right, but not the obligation, to deliver a Put Notice to the Investors.

                           (b) Execution of Put Notice: A Put Notice shall be
executed jointly by the Company's Chief Executive Officer and one other duly authorized officer.

                           (c) Date of Delivery of Put Notice. A Put Notice
shall be deemed delivered on (i) the Trading Day it is received by physical or facsimile delivery or otherwise by the Investors if such notice is received prior to 12:00 noon Pacific Time or (ii) the immediately succeeding Trading Day if it is received by physical or facsimile delivery or otherwise after 12:00 noon Pacific Time on a Trading Day or at any time on a day that is not a Trading Day. The Trading Day on which a Put Notice is deemed delivered pursuant to this
Section is the "Put Date."

         Section 2.3       Closings.

                           (a) Subject to the satisfaction of the conditions set
forth in this Agreement, the closing of a purchase by the Investors of Put Shares following a Put (a "Closing") shall occur on the fifth Business Day following the conclusion of the Valuation Period for such Closing (or such other date as is mutually agreed to by the Company and the Investors) (a "Closing Date") at the offices of Bryan Cave LLP, 2020 Main Street, Suite 600, Irvine, California 92614


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("Bryan Cave"), or such other place to which the parties may agree. At least one
Business Day prior to each Closing Date, the Company shall deliver (or cause to be delivered) into escrow with Bryan Cave (or such other escrow agent to which the parties may agree) such documents, instruments, and writings required to be delivered by it pursuant to this Agreement in order to effect a Closing hereunder (the "Company Required Items").

                           (b) Bryan Cave (or such other escrow agent to which
the parties may agree) shall notify each of the Company and the Investors on the Business Day it receives all of the Company Required Items relating to such Closing. If Bryan Cave (or such other escrow agent to which the parties may agree) together with the Company's Chief Executive Officer and one other duly authorized officer shall have provided such notice by the Closing, the Investors shall deliver (or cause to be delivered) to the Company, the Investment Amount for the Put Shares to be issued and sold at such Closing. In the event that any Company Required Item shall not have been delivered, then, at the option of the Investors, such Closing shall be canceled and any Company Required Items delivered to Bryan Cave (or such other escrow agent to which the parties may agree) in connection with such Closing shall be returned to or delivered as directed by the Company. The parties hereto understand and agree that Bryan Cave (or such other escrow agent to which the parties may agree) will not release the Company Required Items to the Investors prior to its receipt of written confirmation from the Company that the Company has received the net proceeds from the sale of the Put Shares to have been sold at such Closing; provided, however, if the Company does not confirm such receipt by 5:00 p.m. Pacific Time on the Business Day following the Closing Date, the parties hereby direct Bryan Cave (or such other escrow agent to which the parties may agree) to deliver the Company Required Items to the Investors at such time as Bryan Cave (or such other escrow agent to which the parties may agree) receives written evidence from the institution from which the Investment Amount was delivered on behalf of the Investors that funds equal to the amount required hereunder to be delivered to the Company at such Closing were delivered in accordance with the wire instructions provided by the Company for such purpose (a federal wire number for the correct amount and in accordance with the wire instructions provided by the Company for such purpose shall be conclusive evidence of the Company's receipt).

                           (c) Each of the parties hereby agrees jointly and
severally to indemnify and hold harmless Bryan Cave and its partners, employees, agents, and representatives from any and all claims, liabilities, costs, or expenses in any way arising from or relating to the performance of its duties hereunder and agrees that Bryan Cave shall not have any liability hereunder other than as arising solely from its willful misconduct in performing its duties hereunder. The parties understand and agree that Bryan Cave may, at any time upon two Business Days prior written notice to the parties, resign from its duties and obligations hereunder without recourse to any party. The Company further understands and agrees that Bryan Cave acts as legal counsel to the Company in connection with the transactions contemplated hereby and may, from time to time, represent the Company in other matters, including such matters as may directly or indirectly be adverse to the interests of the Company. The Investors consent to such representation and waive any claim that such representation represents a conflict of interest on the part of Bryan Cave. The Company understands that the Investors and Bryan Cave are relying explicitly on the foregoing provision in connection with the Company entering into this Agreement.


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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

         Each Investor severally, but not jointly, represents and warrants to the Company as follows:

         Section 3.1 Intent. Each Investor is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, each Investor does not agree to hold Put Shares for any minimum or other specific term and reserves the right to dispose of Put Shares at any time so long as any such dispositions have been registered under the Securities Act and qualified under relevant state securities laws or in accordance with exemptions from such registration and qualification requirements.

         Section 3.2 Sophisticated Investors. Each Investor is a "sophisticated investor" (as that term is described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as that term is defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Put Shares. Each Investor acknowledges that an investment in the Put Shares is speculative and involves a high degree of risk.

         Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investors and constitutes a valid and binding agreement of each Investor enforceable against it in accordance with its terms.

         Section 3.4 Not an Affiliate. Each Investor is not an officer, director, or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

         Section 3.5 Organization and Standing. Each Investor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         Section 3.6 Disclosure; Access to Information. Each Investor has received and reviewed all documents, records, books, and other publicly available information pertaining to such Investor's investment in the Company that was requested by such Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and each Investor has reviewed copies of any such reports that have been requested by it.

         Section 3.7 Manner of Sale. At no time was any Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising in connection with its investment in the Put Shares.

         Section 3.8 Financial Capacity. Each Investor currently has the financial capacity to meet its obligations to the Company hereunder, and each Investor has no present knowledge of any circumstances that could cause it to become unable to meet such obligations in the future.

         Section 3.9 Disclosure. Each Investor understands and confirms that the Company shall be relying on the foregoing representations in connection with the transactions contemplated by this Agreement. The foregoing representations are true and correct and do not contain


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any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

         Section 4.1 Organization. The Company is duly incorporated and existing in good standing under the laws of Nevada, and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that 50% of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify could not have or result in a Material Adverse Effect.

         Section 4.2 Authority; Reservation of Common Stock.

                           (a) Corporate Power. The Company has the requisite
corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Put Shares.

                           (b) The execution, issuance, and delivery of this
Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Company, and, subject to the delivery of a Put Notice, executed by the Company's Chief Executive Officer and one other duly authorized officer, no further authorization on behalf of the Company is required to consummate the transactions contemplated hereby.

                           (c) This Agreement has been duly executed and
delivered by the Company and, when issued and delivered in accordance with the terms hereof, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Put Shares.

         Section 4.3 Capitalization. Schedule 4.3 sets forth the number of authorized and issued and outstanding shares of capital stock of the Company as of the date hereof. Except as specifically set forth in Schedule 4.3, there are no outstanding Capital Share Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non - assessable.

         Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act.


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         Section 4.5 SEC Documents. The Company has not provided to the
Investors any information that, according to applicable law, rule, or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except (i) as may be otherwise specified in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements. Such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended subject, in the case of unaudited interim statements, to normal, immaterial, year - end audit adjustments. Neither the Company nor any of its subsidiaries has any indebtedness, obligations, or liabilities of any kind (whether accrued, absolute, contingent, or otherwise) that would have been required to be reflected in, reserved against, or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against, or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. Since February 28, 2001, there has been no event, occurrence or development relative to the Company or its subsidiaries that could have or result in a Material Adverse Effect.

         Section 4.6 Valid Issuances. When issued and paid for in accordance with the terms hereof, the Put Shares will have been duly and validly issued, fully paid, and non - assessable, free and clear of all liens, claims, charges, encumbrances or rights of first refusal or preemptive rights (collectively, "Liens"). The Put Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

         Section 4.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's Articles of Incorporation, Bylaws, or other charter documents (each as amended through the date hereof), (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state and foreign securities laws and regulations), or by which any property or asset of the Company or a subsidiary thereof is


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bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in material violation of any law, ordinance, or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

         Section 4.8 Filings, Consents, and Approvals. Neither the Company nor any subsidiary thereof is required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of this Agreement, other than where the failure to obtain such consent, waiver, authorization, or order, or to give such notice or make such filing or registration would not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

         Section 4.9 No Undisclosed Events or Circumstances. Since February 28, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations, or financial condition, that, under applicable law, rule, or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.10 Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local, or foreign) (collectively, an "Action") which
(i) adversely affects or challenges the legality, validity, or enforceability of this Agreement or any of the Put Shares or (ii) could, individually or in the aggregate, have or resulted in a Material Adverse Effect.

         Section 4.11 No Default or Violation. Neither the Company nor any subsidiary thereof (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any such subsidiary under), nor has the Company or any such subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan, or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgement or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii), or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

         Section 4.12 Certain Fees. Other than a ten percent fee payable to the Watley Group LLC in accordance with its standard engagement with the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person, with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Com-


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
pany shall indemnify and hold harmless the Investors, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees), and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         Section 4.13 Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell any of the Put Shares by means of any form of general solicitation or advertising.

         Section 4.14 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes material non - public information that (i) if disclosed publicly, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule, or regulation, should have been disclosed publicly by the Company prior to the date hereof but for which has not been disclosed. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in Put Shares of the Company. All disclosure provided to the Investors and their counsel regarding the Company, its business, and the transactions contemplated hereby, including Schedule 4.3 hereto, and the representations and warranties contained herein, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                         OTHER AGREEMENTS OF THE PARTIES

         Section 5.1 Listing of Common Stock. The Company shall maintain the listing of the Common Stock for trading on a Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, that it will include in such application the issued and issuable Put Shares. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing, and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

         Section 5.2 Rule 144 Compliance. During the Irrevocable Commitment Period, the Company will notify the Investors immediately following each filing by the Company under the Exchange Act. Until two years from the Expiration Date, if the Company is not required to file reports pursuant to Section 12(g) of the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Investors to sell the Put Shares under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Put Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Put Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to


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permit such Person to sell its Put Shares under Rule 144 upon notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         Section 5.3 Legends. The certificates evidencing the Common Stock to be sold to the Investors hereunder shall be issued with the Company's standard restrictive legend affixed thereupon and with the Company's standard stock transfer restrictions provided to the Company's transfer agent with respect thereto.

         Section 5.4 Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Put Shares in a manner that would require registration under the Securities Act of the sale of the Put Shares hereunder to the Investors.

         Section 5.5 Certain Securities Laws Disclosures; Publicity. The Company shall: (i) on each Closing Date, issue a press release acceptable to the Investors disclosing the transactions contemplated hereby, (ii) file with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the date of this Agreement, and (iii) timely file with the Commission such reports as may periodically be required in order to effect issuances of Put Shares hereunder and provide a copy thereof to the Investors promptly after the filing thereof. The Company shall, no less than one Business Day prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Investors. The Company and the Investors shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or stock market regulations, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication.

         Section 5.6 Certain Trading Restrictions. Each Investor agrees that, during the Irrevocable Commitment Period, it and its affiliates may sell any Capital Shares owned of record or beneficially by it; however, during the Irrevocable Commitment Period, it and its affiliates shall not enter into any short sales in respect of Capital Shares acquired under the terms of this Agreement.

                                   ARTICLE VI
    CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE;
                IRREVOCABLE OBLIGATION OF THE INVESTORS TO CLOSE

         Section 6.1 Conditions Precedent to the Right of the Company to Deliver a Put Notice; Irrevocable Obligation of the Investors to Close. In addition to the specific conditions contained elsewhere in this Agreement, the right of the Company to deliver a Put Notice and the obligation of the Investors to perform their obligations at any Closing hereunder is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions, or the waiver by the Investors of such conditions:

                           (a) Representations and Warranties. The
representations and warranties of the Company in this Agreement shall be true and correct as of the date hereof.

                           (b) Performance by the Company. The Company shall
have performed, satisfied, and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied, or complied with by the Company as of the date hereof.

                           (c) Delivery of Shares. The Company shall have
delivered the Put Shares to Bryan Cave pursuant to Section 2.3 and the other conditions to such Closing as set forth in such Section shall have been satisfied.

                           (d) Timing. At least 15 Trading Days shall have
elapsed since the immediately preceding Closing Date.

                           (e) Other. The Investors shall have received such
other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth herein.

                                   ARTICLE VII

       DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

         Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, and their advisors and representatives all publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review. The review contemplated hereby is solely to enable the Investors and such Persons to conduct initial and ongoing due diligence with respect to the Company.

         Section 7.2       Non-Disclosure of Non-Public Information.

                           (a) The Company shall not disclose non-public
information to the Investors or their advisors or representatives unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors, and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors to enter into a confidentiality agreement in form mutually acceptable to the Company and the Investors.

                           (b) The Company represents that it does not
disseminate non-public information to any Investor who purchase stock in the Company in a public offering, to money managers or to securities analysts. Nothing contained in this Section shall be construed to mean that such Persons other than the Investors may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of transmission) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Section 8.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:                 Cetalon Corporation
                                            1801 Century Park East, Suite 1830
                                            Los Angeles, California 90067-2320
                                            Facsimile No.:  (310) 277-0945
                                            Attn:  Chief Executive Officer

         With copies to:                    Bryan Cave LLP
         (which shall not                   2020 Main Street, Suite 600
         constitute notice)                 Irvine, California 92614
                                            Facsimile No.:  (949) 223-7100
                                            Attn:  Randolf W. Katz, Esq.

         If to the Investors:               C/o Loughran & Co.
                                            38 Hertford Street
                                            London W1J 7SG
                                            Facsimile No.: (011)44-20-7355-4975
                                            Attn:  Pierce Loughran

         With copies to:                    Loughran & Co.
         (which shall not                   38 Hertford Street
         constitute notice)                 London W1J 7SG
                                            Facsimile No.: (011)44-20-7355-4975
                                            Attn:  Pierce Loughran, Esq.

A party may from time to time change its address or facsimile number for notices under this Section by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 8.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial or any successor to its function of reporting share prices. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

         Section 8.4 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate or Security of like tenor.

         Section 8.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Section 8.6 Entire Agreement. This Agreement, together with Schedules 1 and 4.3 and Exhibit A, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

         Section 8.7 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.8 Survival. The representations, warranties, agreements, and covenants contained herein shall survive each Closing and the delivery and exercise of all Put Shares issuable hereunder.

         Section 8.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

         Section 8.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance of the obligations of the other parties under this Agreement. The Company and the Investors agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of their respective obligations described in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         Section 8.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 8.12 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.13 Fees and Expenses. Except as otherwise set forth in this
Section 8.13, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall bear the legal fees and expenses incurred in connection with the preparation and review of Closing items. The Company shall bear all expenses incurred by Bryan Cave in respect of its duties as Escrow Agent. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Put Shares issuable hereunder.

         Section 8.14 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         Section 8.15 Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two Trading Days from its receipt of such proposed release, provided, that if the Company is advised by its outside counsel that it is required by law or the applicable rules of any Principal Market to issue any such press release or public announcement, then, it may do so without the prior consent of the Investors, although it shall be required to provide prior notice (which may be by telephone) to the Investors that it intends to issue such press release or public announcement. However, notwithstanding the foregoing, no release shall name any Investor without its express consent.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                   CETALON CORPORATION

                                   By:
                                       A. John A. Bryan, Chief Executive Officer



                                   By:
                                       Neil Watanabe, Chief Financial Officer

                     [SIGNATURE PAGE FOR INVESTORS FOLLOWS]

                          SIGNATURE PAGE FOR INVESTORS

                                        POINTE CAPITAL LIMITED]

                                        By:
                                                         ,

                                        SONNET INVESTMENTS LIMITED

                                        By:
                                                         ,

                                        JACKER INVESTMENTS LIMITED

                                        By:
                                                         ,

                                        FREUND HIGH YIELD FUND LIMITED

                                        By:
                                                         ,

                                        GLOBAL MASTER INVESTMENTS LIMITED

                                        By:
                                                         ,

                                        ARCHANGEL (SINGAPORE) PTE LIMITED

                                        By:
                                                         ,

                                   SCHEDULE 1

            NAME AND ADDRESS OF, AND ALLOCATION AMONG, THE INVESTORS

                                        Pointe Capital Limited
                                        37 Shepherd Street
                                        London W1Y 7LH

                                        Allocation of Put Shares:  25%

                                        Sonnet Investments Limited
                                        Suite 4002a, Central Plaza
                                        18 Harbour Road
                                        Wanchai, Hong Kong

                                        Allocation of Put Shares:  25%

                                        Jacker Investments Limited
                                        Suite 4002a, Central Plaza
                                        18 Harbour Road
                                        Wanchai, Hong Kong

                                        Allocation of Put Shares:  16.66%

                                        Freund High Yield Fund Ltd.
                                        Villa l'Abeille
                                        1264 St Cergue
                                        Switzerland

                                        Allocation of Put Shares:  16.66%

                                        Global Master Investments Limited
                                        C/o Loughran & Co.
                                        38 Hertford Street
                                        London W1J 7SG

                                        Allocation of Put Shares:  8.33%

                                        Archangel (Singapore) Pte. Limited
                                        Hunkins Waterfront Plaza
                                        Main Street, Memorial Square
                                        Nevis, West Indies

                                        Allocation of Put Shares:  8.33%

                                  SCHEDULE 4.3

                            AUTHORIZED CAPITAL STOCK

                        GRANTED CAPITAL SHARE EQUIVALENTS

                               CETALON CORPORATION

[INSERT CAPITAL STRUCTURE HERE: number of authorized and issued and outstanding shares of capital stock of Cetalon]


[INSERT OPTION, WARRANT, RIGHT SCHEDULE HERE: number of outstanding options, warrants, and rights of Cetalon]

                                    EXHIBIT A

                                   PUT NOTICE

                               CETALON CORPORATION

         Cetalon Corporation, a Nevada corporation (the "Company"), hereby elects to exercise its right pursuant to the Securities Purchase Agreement dated as of September 11, 2001 (the "Agreement"), to require the purchase Put Shares pursuant to terms of the Agreement. Capitalized terms used and not otherwise delivered in this Put Notice that are defined in the Agreement shall have the meanings set forth in the Agreement.

         The Company hereby certifies that:

         1.       The Investment Amount is:  $_______________.

         2. The Valuation Period ran from _________ __, 200__, to __________ __,
         200__.

         3. The Purchase Price applicable to this Put Notice is $_______, subject to equitable adjustment in the event of any Valuation Event that occurs between the date of this Put Notice and the Closing Date pertaining hereto, the scope and nature of which equitable adjustment shall be determined in the sole and absolute discretion of the Company.

         The undersigned has executed this Put Notice as of this ___ day of ____________, 200__.

                                   CETALON CORPORATION

                                   By:
                                       A. John A. Bryan, Chief Executive Officer



                                   By:
                                       Neil Watanabe, Chief Financial Officer